THIRD AMENDMENT TO
ASSET PURCHASE AGREEMENT
OF
GRAND CENTRAL MANAGEMENT, LLC

THIS THIRD AMENDMENT (“Amendment”) dated as of August 7, 2006, by and between GRAND CENTRAL MANAGEMENT SERVICES, LLC, a New York limited liability company having its principal place of business at 6 Corporate Center Drive, Melville, New York (“Seller”), and BASIC CARE NETWORKS, INC., a Delaware corporation having its principal place of business at 4270 Promenade Way, Suite 226, Marina Del Rey, California 90292 (“Buyer”), is an amendment to that certain Asset Purchase Agreement dated November 18, 2005 by and among the Buyer and Seller (the “Agreement”).

1.  The parties mutually agree that Section 9(k) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(k)  Registration Statement Effective. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; provided, however, that in the event (i) the Registration Statement shall not have been filed with the SEC on or before March 15, 2006, or (ii) the Registration Statement shall not have been declared effective on or before October 16, 2006, the Seller shall have the right, in its sole discretion, to terminate this Agreement without cost or penalty.”

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

BASIC CARE NETWORKS, INC.	GRAND CENTRAL MANAGEMENT SERVICES, LLC, by SJB Ventures, Inc., a Member

By: /s/ Robert Goldsamt	By: /s/ Stuart Blumberg
Name: Robert Goldsamt Title: Chief Executive Officer	Name: Stuart Blumberg Title: Authorized Signatory